Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Moolec Science SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares (primary offering)	Other	15,000,000		$0.87	(3)	$13,049,250.00	0.00015310	$1,997.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares (Secondary Offering)		35,818,285	(4)	$5.30		$189,836,910.50	0.00011020	$20,920.03	F-1	333-269439	03/27/2023	$20,920.03	(7)
	Equity	Ordinary Shares issuable on exercise of Warrants (Primary Offering) (5) (6)		11,110,000		$11.50		$127,765,000.00	0.00011020	$14,079.70	F-1	333-269439	03/27/2023	$14,079.70	(8)
	Total Offering Amounts							$330,651,910.50		$36,997.69
	Total Fees Previously Paid									$0
	Total Fee Offsets									$34,999.73
	Net Fee Due									$1,997.96

(1)	All securities being registered were, or will be, issued by Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (the “Company” or the “Registrant”), as described in this prospectus forming part of this registration statement (the “prospectus”).

(2)

Calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00015310.

(3)	Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $0.87, which represents the average of the high and low prices of Ordinary Shares on the Nasdaq Stock Market LLC on November 7, 2024, by 15,000,000 Ordinary Shares.

(4)	Consists of (i) 262,260 Ordinary Shares (as defined in the prospectus) issued pursuant to the applicable Company SAFE (as defined in the prospectus), (ii) 232,523 Ordinary Shares that were freely allotted to the Company’s Chief Financial Officer, (iii) 801,104 Ordinary Shares issued in connection with the Backstop Agreement (as defined in the prospectus), (iv) 31,000,000 Ordinary Shares issued to holders of ordinary shares of Moolec in the Business Combination as a result of the Exchange (as defined in the prospectus), and (v) 3,522,398 Ordinary Shares issued as a result of the Merger (as defined in the prospectus).

(5)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(6)	Consists of Ordinary Shares issuable upon exercise of Warrants. Each Warrant entitles the warrant holder to purchase one Ordinary Share at a price of $11.50 per share (subject to adjustment).

(7)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $20,920.03, of a total amount of $43,440.58 which represents the registration fee previously paid with respect to 35,818,285 Ordinary Shares that were registered but not sold (out of the aggregate 38,837,210 Ordinary Shares that were registered but not sold) pursuant to the registrant’s Registration Statement on Form F-4/A (File No. 333-267912) initially filed by the registrant with the Securities and Exchange Commission on November 21, 2022 and declared effective on December 5, 2022, which registration statement referred to an offering that has been completed.

(8)	The Registrant previously registered 11,110,000 Ordinary Shares issuable upon the exercise of the Warrants on the Form F-4/A (File No. 333-267912) and paid a filing fee of $14,079.70 on November 21, 2022. None of the Warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Form F-4/A. The Registrant has completed the offering that included these unissued Ordinary Shares under the Form F-4/A.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Registrant	Form F-4/A	333-267912	November 21, 2022		$38,614.34	(1)	Equity	Ordinary Shares		$350,402,339.70
Fee Offset Claims	Registrant	Form F-4/A	333-267912	November 21, 2022		$14,079.70	(2)	Equity	Ordinary Shares issuable on exercise of Warrants		$127,765,000.00
Fee Offset Sources	Registrant	Form F-4/A	333-267912		November 21, 2022							$52,694.04

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $20,920.03, of a total amount of $43,440.58 which represents the registration fee previously paid with respect to 35,818,285 Ordinary Shares that were registered but not sold (out of the aggregate 38,837,210 Ordinary Shares that were registered but not sold) pursuant to the registrant’s Registration Statement on Form F-4/A (File No. 333-267912) initially filed by the registrant with the Securities and Exchange Commission on November 21, 2022 and declared effective on December 5, 2022, which registration statement referred to an offering that has been completed.

(2)	The Registrant previously registered 11,110,000 Ordinary Shares issuable upon the exercise of the Warrants on the Form F-4/A (File No. 333-267912) and paid a filing fee of $14,079.70 on November 21, 2022. None of the Warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Form F-4/A. The Registrant has completed the offering that included these unissued Ordinary Shares under the Form F-4/A.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares (secondary offering)	35,818,285		$189,836,910.50	F-1	333-269439	5/8/2023
Equity	Ordinary Shares, issuable on exercise of Warrants (primary offering)	11,110,000	(1)(2)	$127,765,000.00	F-1	333-269439	5/8/2023

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act, an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions were registered on Form F-4 (File No. 333-269439), which was subsequently combined into the Registration Statement on Form F-1 (File No. 333-267912)

(2)	Consists of Ordinary Shares issuable upon exercise of Warrants, to be offered for resale by holders of warrants assuming exercise of such warrants. Each Warrant entitles the warrant holder to purchase one Ordinary Share at a price of $11.50 per share (subject to adjustment).

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